                                                                    EXHIBIT 16.1

PRICEWATERHOUSECOOPERS

--------------------------------------------------------------------------------
                                                      PricewaterhouseCoopers LLP
                                                      1670 Broadway
                                                      Suite 1000
                                                      Denver CO 80202-4870
                                                      Telephone (720) 931 7000
                                                      Facsimile (720) 931 7100





May 1, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by QualMark Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated May 1, 2001. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP